Exhibit 99.1

SPIRIT® SPIRIT AIRLINES, INC. 2800 EXECUTIVE WAY MIRAMAR, FL 33025
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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/SAVE2022SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR the following proposals: 1. To adopt the Agreement and Plan of Merger, dated as of February 5, 2022, as it may be amended from time to time by and between Spirit Airlines, Inc., Frontier Group Holdings, Inc. and Top Gun Acquisition Corp; 2. To approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Spirit’s named executive officers that is based on or otherwise relates to the merger, as disclosed in the attached Proxy Statement pursuant to executive compensation disclosure rules under the Securities Exchange Act of 1934, as amended; and 3. To approve one or more adjournments of the Spirit special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the merger proposal. NOTE: The meeting agenda also includes the transaction of such other business as may come before the Special Meeting or any adjournment or postponement thereof. For Against Abstain 0000572105_1 R1.0.0.24 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be Held on June 10, 2022:
The Proxy Statement is available at www.proxyvote.com SPIRIT AIRLINES, INC. 2022 Special Meeting of Stockholders June 10, 2022 9:00 a.m. ET This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Thomas C. Canfield and Edward M. Christie III, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SPIRIT AIRLINES, INC. that the stockholder(s) is/are entitled to vote at the 2022 Special Meeting of Stockholders to be held virtually, via live webcast at www.virtualshareholdermeeting.com/ SAVE2022SM, on June 10, 2022, at 9:00 a.m. ET, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Please mark, sign, date and return this proxy card promptly using the enclosed reply envelope. Continued and to be signed on reverse side 0000572105_2 R1.0.0.24